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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            _______________________

                                    FORM T-1
                            _______________________

                       STATEMENT OF ELIGIBILITY UNDER THE
                          TRUST INDENTURE ACT OF 1939
                     OF A CORPORATION DESIGNATED TO ACT AS
                                    TRUSTEE
                            _______________________

              Check if an application to determine eligibility of
                    a Trustee pursuant to Section 305(b)(2)

                               MELLON BANK, N.A.
                               (Name of Trustee)

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
     25-0659306                            U.S.
     (I.R.S. Employer Identification No.)  (Jurisdiction of incorporation)


                             One Mellon Bank Center
                          Pittsburgh, PA   15258-0001
                    (Address of Principal Executive Office)

                                 ELAINE D. RENN
                                 Vice President
                               MELLON BANK, N.A.
                             ONE MELLON BANK CENTER
                      PITTSBURGH, PENNSYLVANIA 15258-0001
                                 (412) 234-4694
           (Name, Address and Telephone Number of Agent for Service)
                            _______________________

                             STAR BANC CORPORATION
                               (Name of Obligor)

                                      OHIO
         (State or Other Jurisdiction of Incorporation or Organization)

                                   31-0838189
                      (I.R.S. Employer Identification No.)
            425 WALNUT STREET, P.O. BOX 1038, CINCINNATI, OHIO 45202
                    (Address of Principal Executive Offices)

                                DEBT SECURITIES
                        (Title of Indenture Securities)

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1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE
     --

   (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.


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
            Comptroller of the Currency            Washington, D.C.
            Federal Reserve Bank of Cleveland      Cleveland, Ohio
            Federal Deposit Insurance Corporation  Washington, D.C.
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   (B)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

     The trustee is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

   The  obligor is not an affiliate of the trustee.

ITEMS 3-15 ARE NOT APPLICABLE SINCE THE OBLIGOR IS NOT IN DEFAULT ON SECURITIES ISSUED UNDER INDENTURES UNDER WHICH THE APPLICANT IS TRUSTEE.

16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.


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Exhibit 1  -    Copy of articles of association of the trustee as now in
                effect, filed as Exhibit 1 to trustee's statement of eligibility and qualification, Registration No. 33-46990, and incorporated herein by reference.

Exhibit 2  -    Copy of certificate of the authority of the trustee to commence business, copy of certificate of consolidation with the Union
                Trust Company of Pittsburgh and copy of certificate approving merger of Mellon National Bank and Trust Company into Mellon
                Bank, N.A. filed as Exhibit T1A(b) to trustee's statement of eligibility and qualification, Registration No. 33-13020, and incorporated herein by reference.

Exhibit 3  -    Copy of certificate as to authority of the trustee to exercise corporate trust powers, filed as Exhibit T1A(c) to trustee's statement of eligibility and qualification, Registration No.
                33-13020, and incorporated herein by reference.

Exhibit 4  -    Copy of existing by-laws of the trustee, filed as Exhibit 4 to trustee's statement of eligibility and qualification, Registration No. 33-46990, and incorporated herein by reference.

Exhibit 5  -    Copy of each indenture referred to in Item 4, if the obligor is in default.  Not Applicable.

Exhibit 6  -    Consent of the trustee required by Section 321(b) of the Act, filed as Exhibit T1D to trustee's statement of eligibility and qualification, Registration No. 33-13020, and incorporated herein by reference.

Exhibit 7  -    Copy of the latest report of condition of the trustee
                transmitted electronically pursuant to law or the requirements of its supervising or examining authority.
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                                   SIGNATURE

     PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, MELLON BANK, N.A., A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF PITTSBURGH, AND COMMONWEALTH OF PENNSYLVANIA, ON THE 21ST DAY OF JANUARY 1997.



                              MELLON BANK, N.A.
                              TRUSTEE





                              By:  Elaine D. Renn
                                   Elaine D. Renn
                                   Vice President




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                                   EXHIBIT 7

                              REPORT OF CONDITION
               CONSOLIDATING DOMESTIC AND FOREIGN SUBSIDIARIES OF
                               MELLON BANK, N.A.
                             FOR SEPTEMBER 30, 1996

     IN THE COMMONWEALTH OF PENNSYLVANIA, AT THE CLOSE OF BUSINESS ON SEPTEMBER 30, 1996; TRANSMITTED ELECTRONICALLY IN RESPONSE TO CALL MADE BY COMPTROLLER OF THE CURRENCY, UNDER TITLE 12, UNITED STATES CODE, SECTION 161.

     CHARTER NO.  6301                                    NORTHEASTERN DISTRICT

                     STATEMENT OF RESOURCES AND LIABILITIES
                                 (in thousands)

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ASSETS
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin ............................................................. $ 3,038,315
   Interest-bearing balances ......................................................................................   1,123,326
Securities:
   Held-to-maturity securities ....................................................................................   2,272,716
   Available-for-sale securities ..................................................................................   4,028,040
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its
   Edge and Agreement subsidiaries, and in IBFs:
   Federal funds sold .............................................................................................     419,918
   Securities purchased under agreements to resell ................................................................           0
Loans and lease financing receivables:
   Loans and leases, net of unearned income ........................................................... $24,231,179
   LESS:  Allowance for loan and lease losses .........................................................     316,799
   Loans and leases, net of unearned income, allowance, and reserve ...............................................  23,914,380
Assets held in trading accounts ...................................................................................     192,405
Premises and fixed assets (including capitalized leases) ..........................................................     481,417
Other real estate owned ...........................................................................................      54,290
Customers' liability to this bank on acceptances outstanding ......................................................     231,428
Intangible assets .................................................................................................   1,432,788
Other assets ......................................................................................................   1,436,509

           TOTAL ASSETS ...........................................................................................  38,625,532

LIABILITIES
Deposits:
   In domestic offices ............................................................................................  25,404,306
      Noninterest-bearing .............................................................................   7,983,023
      Interest-bearing ................................................................................  17,421,283
   In foreign offices, Edge and Agreement subsidiaries, and IBFs ..................................................   3,447,198
      Noninterest-bearing ..............................................................................     14,824
      Interest-bearing .................................................................................  3,432,374
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
   Edge and Agreement subsidiaries, and in IBFs:
   Federal funds purchased ........................................................................................   1,818,035
   Securities sold under agreements to repurchase .................................................................     272,800
Demand notes issued to the U.S. Treasury ..........................................................................     750,000
Trading liabilities ...............................................................................................     179,006
Other borrowed money:
   With remaining maturity of one year or less ....................................................................   1,276,952
   With remaining maturity of more than one year ..................................................................     466,772
Mortgage indebtedness and obligations under capitalized leases ....................................................       2,337
Bank's liability on acceptances executed and outstanding ..........................................................     231,428
Subordinated notes and debentures .................................................................................     947,609
Other liabilities .................................................................................................     722,451
            TOTAL LIABILITIES .....................................................................................  35,518,894
EQUITY CAPITAL
Common stock ......................................................................................................     167,285
Surplus (exclude all surplus related to preferred stock) ..........................................................     831,676
Undivided profits and capital reserves ............................................................................   2,136,597
Net unrealized holding gains (losses) on available-for-sale securities ............................................    (22,114)
Cumulative foreign currency translation adjustments ...............................................................     (6,806)
            TOTAL EQUITY CAPITAL ..................................................................................   3,106,638
            TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND EQUITY CAPITAL ...................................  38,625,532
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     I, Michael K. Hughey, Senior Vice President and Corporate Controller of
the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                               Michael K. Hughey
                                                                November 5, 1996


     We, the undersigned directors, attest to the correctness of this Statement of Resources and Liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                                FRANK V. CAHOUET
                                                                  W. KEITH SMITH
                                                                CHARLES A. CORRY



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